Exhibit 99.1

For Immediate Release

Momentive Performance Materials Holdings Inc. and Hexion LLC Complete Combination, Creating A Global Leader In Specialty Chemicals and Materials

  New Enterprise to Operate under Momentive Name
  Combination Forms World-Scale $7.5 Billion Specialty Chemicals and Materials Company
  New Momentive Brings a Robust Specialty Technology Portfolio Serving Diverse Industries

COLUMBUS, Ohio – (October 1, 2010) – Momentive Performance Materials Holdings Inc., the parent company of Momentive Performance Materials Inc., and Hexion LLC, the parent company of Hexion Specialty Chemicals, Inc., today completed the previously announced combination of Hexion and Momentive, creating a global leader in specialty chemicals and materials.

The combination creates an industry powerhouse with 117 production facilities, more than 10,000 associates, pro forma annualized sales of approximately $7.5 billion and proforma Adjusted EBITDA of $1.24 billion. The new Momentive is one of the world’s largest specialty chemicals and materials enterprises with approximately 28 percent of its sales in fast-growing regions including the BRIC countries (Brazil, Russia, India and China), 33 percent in Europe and 39 percent in North America.

“Our new, combined enterprise now can offer a broader portfolio of specialty technologies and products to meet the diverse applications needs of our global customers,” said Chairman & CEO Craig O. Morrison. “These technologies include silicones, epoxies, quartz, phenolics, acrylics, aminos, Versatic™ Acids, and others that are used alone, or in combination, across thousands of critical industrial and consumer applications where superior performance is required. In addition, as we look across our complementary technology platform, we see tremendous growth potential for bringing new products to market.”

The combined companies will operate under the Momentive name and are introducing a new logo designed to create a bold new look for the enterprise. The new Momentive is headquartered in Columbus, Ohio. Its silicones and quartz business is headquartered in Albany, New York.

The new Momentive is organized into three global business divisions: Silicones and Quartz, led by President Steven Delarge; Epoxy, Phenolic and Coating Resins, led by President Joseph

Bevilaqua; and Forest Products, led by President Dale Plante. The senior leadership team is a highly experienced management group composed of leaders from Momentive and Hexion.

The new company’s operations are strategically located to serve all major regions of the world with a broad portfolio of specialty performance products for industrial and consumer markets. Momentive serves more than 20,000 customers with technical solutions that enhance end products. For example, its versatile specialty silicones are used in applications as diverse as shampoo and cosmetics to aerospace and electronics. Its epoxy resins are a vital component in the production of wind turbine blades, while its phenolic-coated proppants help energy services companies extract natural gas from increasingly complex geological formations. The construction, semiconductor, energy, protective coatings, transportation, marine and durable goods industries, to name a few, rely on Momentive’s array of products.

The capital structures and legal entity structures of both Momentive Performance Materials Holdings Inc. and Hexion LLC and their respective subsidiaries will remain separate and in place. Momentive Performance Materials Inc. and Hexion Specialty Chemicals, Inc. will continue to file separate financial and other reports with the Securities and Exchange Commission. The new parent company of Momentive and Hexion is now Momentive Performance Materials Holdings LLC. In addition, in connection with the combination, Hexion Specialty Chemicals, Inc. is changing its name to Momentive Specialty Chemicals Inc. The companies are controlled by investment funds affiliated with Apollo Global Management, LLC.

Momentive Performance Materials was formed in 2006 through the acquisition of GE Advanced Materials. Hexion Specialty Chemicals was formed in 2005 through the combination of Borden Chemical, Inc., Resolution Performance Products, Inc., Resolution Specialty Materials, Inc., and Bakelite AG.

About the new Momentive

The new Momentive is a global leader in specialty chemicals and materials, with a broad range of advanced specialty products that help industrial and consumer companies support and improve everyday life. Momentive uses its broad technology portfolio to deliver tailored solutions to meet the diverse needs of its customers around the world. The new Momentive was formed in 2010 through the combination of Momentive and Hexion. Additional information about the new Momentive and its products is available at www.momentive.com and at www.hexion.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical fact, could be forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “will” or “intend” or similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our businesses, the economy and other future events and conditions, and are based on currently available financial, economic and competitive data and current business plans. Actual results could vary materially depending on risks and uncertainties that may affect operations, markets, services, prices and other factors as discussed in the most recent Annual Report on Form 10-K and other filings made by Hexion Specialty Chemicals, Inc. (“Hexion”) and Momentive Performance Materials Inc. (“Momentive”) with the Securities and Exchange Commission (SEC). We caution you against relying on any forward-looking statements as they are neither statements of historical fact nor guarantees of future performance.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional or global economic, competitive and regulatory factors including, but not limited to, the current credit crises and global economic downturn, interruptions in the supply of or increased pricing of raw materials due to natural disasters, pricing actions by our competitors that could affect our operating margins, changes in governmental regulations involving our products, and the following:

  difficulties with the integration process or realization of benefits from the transactions, our inability to achieve expected cost savings,
  the outcome of litigation described in the footnote to financial statements on Commitments and Contingencies in the most recent Hexion and Momentive Annual Reports on Form 10- K, our failure to comply with financial covenants under our credit facilities or other debt, and the other factors described in the Risk Factors sections of the Annual Reports on Form 10- K and in the other Hexion and Momentive SEC filings.

Any forward-looking statement made by us in this document speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time.

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP financial measure as defined by SEC rules. Adjusted EBITDA is not intended to represent any measure of earnings or cash flow in accordance with US GAAP and the calculation and use of this measure may differ from other companies. Adjusted EBITDA should not be used in isolation or as a substitute for measures of performance or liquidity. Adjusted EBITDA should not be considered an alternative to operating income or net income (loss) under US GAAP to evaluate results of operations or as an alternative to cash flows as a measure of liquidity. Pro Forma Adjusted EBITDA for the combined entities reflects Hexion Specialty Chemical, Inc.'s previously reported Segment EBITDA for the six-month period ended June 30, 2010 and Momentive Performance Materials Inc.'s previously reported Adjusted

EBITDA for the six-month period ended June 27, 2010, in each case on a pro forma annualized basis, as well as $100 million in estimated synergies from the transaction and Hexion's $70 million of in-process productivity savings at June 30, 2010. For additional information on Hexion's Segment EBITDA and Momentive's Adjusted EBITDA, including a reconciliation of such previously reported amounts to such company's net income (loss), please see such company's most recent Quarterly Report on Form 10-Q for the period then ended. Following completion of the transactions, Adjusted EBITDA for each of Hexion Specialty Chemical, Inc. and Momentive Performance Materials Inc. will continue to be calculated separately as required under their respective debt agreements, and will give effect to cost savings and other synergies applicable to the respective company as a result of the transactions.

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Contacts

Media:

Peter Loscocco

614-225-4127

peter.loscocco@hexion.com

John Scharf

518-233-3893

john.scharf@momentive.com

Investors:

John Kompa

614-225-2223

john.kompa@hexion.com

Peter Cholakis

(914) 784-4871

peter.cholakis@momentive.com